Exhibit 32.1
Certification Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002
We hereby certify that the accompanying Quarterly Report on Form 10-Q of Quanex Building Products Corporation for the quarter ended July 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Quanex Building Products Corporation.

September 3, 2021

/s/ George L. Wilson	/s/ Scott M. Zuehlke
George L. Wilson President and Chief Executive Officer (Principal Executive Officer)	Scott M. Zuehlke Senior Vice President—Chief Financial Officer and Treasurer (Principal Financial Officer)